Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Bellerophon Therapeutics, Inc.

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Short Hills, New Jersey

October 25, 2016